                                                                 EXHIBIT (A)(4)

                          Offer to Purchase for Cash
                           All Outstanding Shares of
                                 Common Stock

                                      and

                  Series A Convertible Voting Preferred Stock

                                      of

                         Kysor Industrial Corporation

                                      at

                             $43.00 Net Per Share

                                      by

                             K Acquisition Corp.,

                    an indirect wholly owned subsidiary of

                           Scotsman Industries, Inc.


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, MARCH 7, 1997, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated February 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to an offer by K Acquisition Corp., a Michigan corporation (the "Offeror") and an indirect wholly owned subsidiary of Scotsman Industries, Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of Common Stock, $1.00 par value, of Kysor Industrial Corporation, a Michigan corporation (the "Company"), including the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1996, as amended, between the Company and Harris Trust and Savings Bank, as successor Rights Agent (collectively, the "Common Stock"), and all outstanding shares of Series A Convertible Voting Preferred Stock, $24.375 stated value per share (the "ESOP Preferred Stock"; and, together with the Common Stock, the "Company Capital Stock"; the shares of Common Stock and the shares of ESOP Preferred Stock being collectively referred to herein as the "Shares"), at a purchase price of $43.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 2, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"). This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $43.00 per Share, net to you in cash, without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, March 7, 1997, unless the Offer is extended.

    4. The Board of Directors of the Company has unanimously approved the Offer, the Merger (as defined in the Offer to Purchase), the Merger Agreement and the transactions contemplated thereby, has determined that the Offer, the Merger and the transactions contemplated by the Merger Agreement are advisable and that the terms of each of the Offer and the Merger are fair to and in the best interests of the Company's shareholders and recommends that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the outstanding shares of Company Capital Stock at the date of the expiration of the Offer (assuming the exercise of all options to purchase shares of the Company Capital Stock outstanding at the expiration date of the Offer). The Offer is also subject to the other terms and conditions contained in the Offer to Purchase.

    6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Offeror pursuant to the Offer.

  If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by Morgan Stanley & Co. Incorporated or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                         INSTRUCTIONS WITH RESPECT TO
                        THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      AND
                  SERIES A CONVERTIBLE VOTING PREFERRED STOCK
                                      OF
                         KYSOR INDUSTRIAL CORPORATION
                                      BY
                              K ACQUISITION CORP.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 7, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by K Acquisition Corp., a Michigan corporation (the "Offeror") and an indirect wholly owned subsidiary of Scotsman Industries, Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, $1.00 par value, of Kysor Industrial Corporation, a Michigan corporation (the "Company"), including the associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1996, as amended, between the Company and Harris Trust and Savings Bank, as successor Rights Agent (collectively, the "Common Stock"), and all outstanding shares of Series A Convertible Voting Preferred Stock, $24.375 stated value per share (the "ESOP Preferred Stock"; the shares of Common Stock and the shares of ESOP Preferred Stock being collectively referred to herein as the "Shares").

  This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

       Number of Shares to be
         Tendered:*


                                                        SIGN HERE


Account Number: _____________________     -------------------------------------


Date: _________________________, 199      -------------------------------------
                                                     (Signature(s))

                                          -------------------------------------

                                          -------------------------------------
                                                     (Print Name(s))

                                          -------------------------------------

                                          -------------------------------------
                                                   (Print Address(es))

                                          -------------------------------------
                                           (Area Code and Telephone Number(s))

                                          -------------------------------------
                                               (Taxpayer Identification or
                                               Social Security Number(s))

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*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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